INVESTOR PRESENTATION As of June 30, 2025 Nasdaq: RRBI Exhibit 99.1

Legal Disclosures Statements in this presentation regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business, interest rates, and markets, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this presentation are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this presentation and could cause us to make changes to our future plans. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q, and in other documents that we file with the SEC from time to time. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this presentation are qualified in their entirety by this cautionary statement. This presentation includes industry and trade association data, forecasts, and information that we have prepared based, in part, upon data, forecasts, and information obtained from independent trade associations, industry publications and surveys, government agencies, and other information publicly available to us, which information may be specific to particular markets or geographic locations. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to our market position are based on market data currently available to us. Although we believe these sources are reliable, we have not independently verified the information. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources. Our accounting and reporting policies conform to United States GAAP and the prevailing practices in the banking industry. Certain financial measures used by management to evaluate our operating performance are discussed as supplemental non-GAAP performance measures. In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the U.S. Management and the board of directors review tangible book value per share, tangible common equity to tangible assets, and realized book value per share as part of managing operating performance. However, these non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner we calculate the non-GAAP financial measures that are discussed may differ from that of other companies’ reporting measures with similar names. It is important to understand how such other banking organizations calculate and name their financial measures similar to the non-GAAP financial measures discussed by us when comparing such non-GAAP financial measures. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix to this presentation. 2

Glossary 3 ■ 4Q21 - Fourth Quarter of 2021 ■ 1Q22 – First Quarter of 2022 ■ 3Q22 – Third Quarter of 2022 ■ 4Q23 – Fourth Quarter of 2023 ■ 2Q24 – Second Quarter of 2024 ■ 3Q24 – Third Quarter of 2024 ■ 4Q24 – Fourth Quarter of 2024 ■ 1Q25 – First Quarter of 2025 ■ 2Q25 – Second Quarter of 2025 ■ 3Q25 – Third Quarter of 2025 ■ 4Q25 – Fourth Quarter of 2025 ■ 2H25 – Second Half of 2025 ■ 3Q26 – Third Quarter of 2026 ■ ACL – Allowance for credit losses ■ AFS – Available-for-sale ■ AOCI – Accumulated other comprehensive income or loss ■ API – Application programming interface ■ B.A. – Bachelor of Arts ■ B.B.A. – Bachelor of Business Administration ■ BIC – Borrower-in-custody program ■ bp(s) – Basis point(s) ■ B.S. – Bachelor of Science ■ C&D – Construction and development loans ■ CAGR – Compound annual growth rate ■ CGMA – Chartered Global Management Accountant ■ CL(s) – Criticized loans ■ CPA – Certified Public Accountant ■ CRA – Community Reinvestment Act ■ CRE – Commercial real estate loans ■ DDA – Demand deposit accounts ■ EPS – Earnings per share ■ FDIC – Federal Deposit Insurance Corporation ■ FTE – Fully taxable equivalent basis ■ GAAP – Generally Accepted Accounting Principles in the United States of America ■ HFI – Held for investment ■ HFS – Held for sale ■ HTM – Held-to-maturity ■ IPO – Initial public offering ■ J.D. – Juris Doctor ■ LDPO(s) – Loan and deposit production office(s) ■ LPO – Loan production office ■ L.L.C. – Limited liability company ■ L.L.P. – Limited liability partnership ■ LNG – Liquefied Natural Gas ■ M – Dollars in millions ■ M.B.A. – Master of Business Administration ■ MBS – Mortgage-backed securities ■ NIM – Net interest margin ■ NOO – Non-owner occupied ■ NOW – Negotiable order of withdrawal ■ NPA(s) – Nonperforming asset(s) ■ NPL(s) – Nonperforming loan(s) ■ P2P – Peer-to-peer ■ ROA – Return on average assets ■ ROE – Return on average equity ■ RRB – Red River Bank ■ RRBI – Red River Bancshares, Inc. ■ SBIC – Small Business Investment Company ■ SEC – United States Securities and Exchange Commission ■ TD – Time deposit ■ UBPR – Uniform Bank Performance Report ■ U.S. – United States of America ■ vs. – Versus ■ WAR – Weighted average rate ■ YTD – Year-to-date

5 ■ Established in 1998 in Alexandria, Louisiana ■ Completed IPO in May 2019 ■ Included in Russell 2000 Index ■ As of June 30, 2025: ■ Assets = $3.17 billion ■ Loans HFI = $2.14 billion ■ Securities = $697.3 million ■ Deposits = $2.81 billion ■ Market capitalization = $391.9 million ■ Ownership ■ Insiders = 29% ■ Institutions = 26%1 ■ Public and other = 45% ■ Named in American Banker’s “Best Banks to Work For 2024”2 ■ Ranked 9th in Bank Director Magazine’s Top 30 Publicly Traded Financial Institutions Under $5.0 billion3 ■ Ranked 14th in S&P Global Market Intelligence’s Top 50 best deposit franchises in 2024 for banks with assets between $3.0 and $10.0 billion4 ■ Sixth largest Louisiana-headquartered bank based on assets as of June 30, 20255 1Source: Based on filings made with the SEC, as reported by S&P Capital IQ Pro. 2Source: According to an article published by American Banker on November 14, 2024. 3Source: According to an article published by Bank Director on July 10, 2024. 4Source: According to a press release issued by S&P Global Market Intelligence on January 15, 2025. 5Source: According to Bank Performance Report issued as of June 30, 2025.

6 Strong • Well capitalized • Solid liquidity position • Stock repurchase program available • Operating in the largest markets in Louisiana • 28 banking centers and two LDPOs Stable • Conservative credit culture with solid asset quality • Granular, diversified, relationship-based loan and deposit portfolios • No borrowings • No internet-sourced deposits • No brokered deposits • Below peer CRE levels Consistent • Primarily de novo growth strategy with targeted expansion into new markets • Four of our top executives are part of our founding management team • Increased cash dividends We’re your people.

History & Strategy

Guiding Principles 8 Conservative Credit Culture Our founding management team developed the initial credit culture, predicated upon conservative underwriting principles carried over from regional bank experience. This same team has overseen the implementation and periodic adjustment of these core lending tenets over a 26-year time frame. “Footprint” Lending We have a low level of participations purchased and shared national credits. Our loan portfolio is well below CRE portfolio concentration guidelines and lower than the CRE portfolio of peers. Our portfolio is further characterized by modest hold limits, strong oversight, and rapid response to problem loan resolution. Consistent Lending Standards Relationship-Driven Client Focus Our relationship-driven client focus and consistent lending philosophy result in loyal loan customers who also provide stable core deposits. Fundamental goals continue to include disciplined, profitable growth, broad diversification, high- quality performance, and consistent underwriting standards. Experienced Bankers In addition to a cohesive, long-tenured executive management team, we enjoy the benefits of an experienced group of client-facing bankers, which has resulted in steady, diversified, organic loan growth, combined with excellent quality metrics.

Company History 9 Completed first stock offering of $12.4M1998 Red River Bank opened in Rapides Parish Completed stock offering of $4.0M Acquired Bank of Lecompte in Central Louisiana Expanded into Northwest Market via banking center and completed stock offering of $5.0M Completed stock offering of $7.4M Expanded into Capital Market via Fidelity Bancorp, Inc. acquisition Expanded into Southwest Market via LPO. Completed stock offering of $12.1M Expanded into Northshore Market via LPO. Completed IPO of $26.8M Expanded into Acadiana Market via LDPO Expanded into New Orleans Market via LDPO 1999 2000 2003 2006 2009 2013 2017 2019 2020 2021

Book Value 10 Note: Each year on the Book Value Graph represents year-end financial data. 1Non-GAAP measure. See “Legal Disclosures” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 2Adjusted for 2-for-1 stock split with a record date of October 1, 2018, and 15-for-1 stock split with a record date of November 30, 2005. 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2Q25 $— $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 Realized Book Value Per Share1,2 $58.92 Book Value Per Share2 $50.23 Tangible Book Value Per Share1,2 $50.00 CAGR 10.7%

EPS & Dividends 11 $1.10 $1.03 $1.33 $1.16 $1.52 $1.13 $1.27 $1.25 $1.16 $1.51 $1.12 $1.42 $1.12 $1.27 $1.17 $1.42 $1.16 $1.37 Q1 Q2 Q3 Q4 2021 2022 2023 2024 2Q25 $0.28 $0.28 $0.32 $0.36 $0.39 $0.07 $0.07 $0.08 $0.09 $0.12 $0.07 $0.07 $0.08 $0.09 $0.12$0.07 $0.07 $0.08 $0.09 $0.15 $0.07 $0.07 $0.08 $0.09 Q1 Q2 Q3 Q4 2021 2022 2023 2024 2Q25 Cash Dividends Per ShareEarnings Per Share (Diluted) 1 1Payable in September 2025. $4.51 $5.13 $4.86 $4.95 $3.03

Growth Strategies 12 De Novo Growth Strategy ■ Disciplined, targeted expansions for profitable growth ■ Target markets with significant disruption by competitors ■ Concentrate on urban markets with growth potential ■ Focus on markets where market share is held by large national and regional banks ■ Hire experienced leadership from the market to build a team ■ Offer an authentic, full-service, relationship-based community bank experience ■ Establish presence initially with an LDPO then build or buy and remodel a banking center ■ Successfully integrated two acquisitions ■ Positioned to capitalize on future opportunities Fidelity Bancorp (2013) 3.8% Bank of Lecompte (2003) 1.2% Historical Asset Growth Method As of June 30, 2025 Organic 95.0% Disciplined Acquisition Strategy

Acadiana Market – Lafayette, Louisiana ■ 4Q24 – Purchased property. New banking center being planned with construction to begin in 2026. Will be our 2nd banking center in the Acadiana market 13 Expansion Highlights Veterans Memorial Boulevard Banking Center ■ 1Q22 – Purchased land in Metairie, Louisiana (a New Orleans suburb) ■ 4Q23 – Construction began on new banking center ■ 2Q24 – Opened as a new full-service banking center New Orleans Market – New Orleans, Louisiana Baronne Street Banking Center ■ 3Q22 – Opened as a full- service banking center Poydras Street LDPO ■ 4Q21 – Opened LDPO in downtown New Orleans

14 Louisiana Economic Expansion

Beaver Lake Renewable Energy - Alexandria ■ Repurposing former International Paper site to produce green methanol from wood fiber to use in shipping, aviation, chemicals, and other industries ■ $2.4 billion clean energy project expected to create approximately 1,150 construction jobs, 390 indirect new jobs, and more than 100 direct hire positions2 ■ Construction expected to start mid-2026 15 Louisiana Energy Projects Woodside Energy LNG facility - Lake Charles ■ New LNG production and export facility ■ $17.5 billion project is the largest foreign investment in Louisiana history ■ Expected to create 4,000 indirect permanent jobs and 500 - 1,000 on-site permanent jobs3 ■ Construction is underway Venture Global LNG - Port Sulphur (On Mississippi River, south of New Orleans) ■ Began LNG production in December 2024 ■ In March 2025, announced $18.0 billion expansion, which will make it the largest LNG export facility in North America1 1Source: According to an article published by Louisiana Economic Development on March 6, 2025. 2Source: According to an article published by Louisiana Economic Development on July 26, 2023. 3Source: According to an article published by WAFB on April 29, 2025. Image: Venture Global Inc. (https://ventureglobal.com/venture-global- plaquemines/plaquemines-facility) Image: Port of Lake Charles (https://portlc.com/news/port-to-be-home-to-record-setting-foreign-investment)

Meta Data Center - Richland Parish (Northeast Louisiana) ■ $10.0 billion Artificial Intelligence Optimized Data Center, expected to create 500 direct new jobs, 1,000 indirect new jobs, and 5,000 construction jobs1 ■ 4 million sq. ft., making it the largest of more than 20 Meta data centers around the world ■ Construction expected through 2030 Hyundai Steel Company - Donaldsonville (On Mississippi River, south of Baton Rouge) ■ $5.8 billion ultra-low carbon steel production plant, expected to create 1,300 direct new jobs with an average salary of $95,000, and 4,100 indirect new jobs2 ■ Construction expected to begin 3Q26 SkyWest Maintenance Base - Shreveport Regional Airport ■ Nation’s largest regional airline carrier establishing a new maintenance base, expected to create 150 direct new jobs with an average salary about 27% above parish average and 375 indirect new jobs3 ■ Expected to be operational 2H25 16 Other Louisiana Economic Development 1Source: According to an article published by Louisiana Economic Development on December 4, 2024. 2Source: According to an article published by Louisiana Economic Development on March 24, 2025. 3Source: According to an article published by Louisiana Economic Development on May 6, 2025. 4Source: According to an article published by Louisiana Economic Development on April 6, 2023. Ucore Rare Metals - Alexandria ■ First commercial-scale production module of RapidSX machine capable of separating rare earth elements ■ $75.0 million project expected to create 100 direct new jobs and 298 indirect new jobs4 ■ Ground-breaking ceremony May 28, 2025 Image: Ucore Rare Metals Inc. (https://ucore.com/ucore-and-us-dod-agree-on-us18-4m-initial-construction-funding-for-rare-earth-processing-in-louisiana)

Embracing Technology

RED RIVER BANCSHARES, INC.

- In 1Q25, RRB upgraded online and mobile banking platforms using Q2 Software's market leading products. These systems have enhanced RRB's digital offerings for both consumer and business customers
  - Allows RRB to offer a unified user experience across multiple platforms
  - Further enhances our Treasury Management feature offering
  - Better aligns RRB with a roadmap for enhanced digital products and services
- As part of our new online and mobile banking rollout, we partnered with Allied Payments to offer a new, more robust consumer and business bill pay product
- Online and mobile banking channels: mobile deposit, virtual vault, Apple Pay®, mobile wallet, debit card controls, and P2P payments provided by Zelle®
- SQN Banking Systems' fraud detection system, which uses anomaly detection to detect fraud
- Utilize Verafin for advanced analytics and machine learning to detect suspicious activity in near real-time, reducing fraud losses for our customers and RRB
- Online deposit account opening and mortgage applications, which include a "Verification of Life" system in an effort to reduce fraud
- Mobile, automated small-dollar loan system
- Utilize MeridianLink for internal end-to-end consumer loan application system
- Utilizing API for automation of processes to improve our efficiency and manage headcount
- Invested in the JAM FINTOP Banktech fund as a resource for technology systems


Next-level online & mobile banking
Integrated, user-friendly experience
RED RIVER BANK
Member
FDIC

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Competitive Landscape 181Source: FDIC, Deposits as of June 30, 2024. Investar Bank 1.3% Home Bank 1.7% First Guaranty 2.0% Red River Bank 2.1% Gulf Coast Bank and Trust 2.2% Origin Bank 2.7% b1BANK 3.5% First Horizon 5.7% Regions 6.5% Hancock Whitney 12.8% Capital One 12.9% JP Morgan Chase 16.9% Others 29.7% ■ Red River Bank holds 2.1% of Louisiana deposits1 ■ 54.9% of Louisiana deposits are held by large national or regional banks1 ■ Large banks are de-emphasizing markets we serve Deposit Market Share as of June 30, 20241 Red River Bank Total % of Market Share $M $MMarkets Rank Central Market 1st 39.7% $ 1,600 $ 4,030 Northwest Market 9th 4.8% $ 456 $ 9,419 Capital Market 8th 2.3% $ 487 $ 20,874 Southwest Market 12th 1.4% $ 74 $ 5,465 Northshore Market 21st 0.4% $ 31 $ 7,815 Acadiana Market 22nd 0.3% $ 27 $ 8,299 New Orleans Market 22nd 0.2% $ 49 $ 31,799 State of Louisiana 9th 2.1% $ 2,724 $ 131,454 Deposits in Louisiana1 $131.5 billion As of June 30, 2024

Leadership Team 19 R. Blake Chatelain ■ President, Chief Executive Officer, and Director ■ Founding management ■ Previously Executive Vice President of Rapides Bank & Trust Company, a subsidiary of First Commerce Corporation ■ B.S. in Finance from Louisiana State University Isabel V. Carriere, CPA, CGMA ■ Senior Executive Vice President and Chief Financial Officer ■ Founding management ■ Previously Manager of the Financial Planning Department at Whitney National Bank, in the Financial Planning and Financial Reporting Department of First Commerce Corporation, and audited depository organizations with KPMG ■ B.S. in Management from Tulane University Bryon C. Salazar ■ Senior Executive Vice President, Chief Banking Officer, and Director1 ■ Founding management ■ Past Chairman for the Board of Trustees of Rapides Regional Medical Center ■ Previously Commercial Banker at Rapides Bank & Trust Company ■ B.S. in Finance from Louisiana State University Tammi R. Salazar ■ Senior Executive Vice President and Chief Operating Officer1 ■ Founding management ■ Previously Vice President of Rapides Bank & Trust Company ■ On boards of the Rapides Children’s Advocacy Network, River Oaks Art Center, and Christus Cabrini Foundation ■ B.S. in Finance from Louisiana Tech University Julia E. Callis, J.D. ■ Executive Vice President, General Counsel, and Corporate Secretary ■ Joined Red River Bank in 2020 ■ Previously with Cleco Corporate Holdings L.L.C. and Thompson & Knight L.L.P. ■ B.A. in English from Vanderbilt University and J.D. from Louisiana State University 1Position with Red River Bank. G. Bridges Hall, IV ■ Executive Vice President and Chief Credit Policy Officer1 ■ Joined Red River Bank in 2006 ■ Previously Credit Department Manager (Dallas) at Hibernia National Bank ■ B.S. in Business Administration from Northwestern State University, M.B.A. from Louisiana State University-Shreveport, and attended the Graduate School of Banking at Louisiana State University Debbie B. Triche ■ Executive Vice President and Retail Administrator1 ■ Joined Red River Bank in 2000 ■ Board of Trustees member of Rapides Regional Medical Center ■ Previously Vice President and Retail Branch Manager at Rapides Bank & Trust Company ■ B.S. in Marketing from Louisiana Tech University Andrew B. Cutrer ■ Executive Vice President and Director of Human Resources ■ Joined Red River Bank in 2001 ■ Previously Director of Human Resources at Bunkie General Hospital ■ B.S. in Management and Marketing from Louisiana College and M.B.A. from Louisiana Tech University David K. Thompson ■ Capital Market President1 ■ Joined Red River Bank in 2015 ■ Previously Baton Rouge Commercial Group Lender at IBERIABANK ■ B.B.A. in Finance from University of Louisiana-Monroe and attended the Graduate School of Banking at Louisiana State University

2Q25 Overview

2Q25 Financial Results

RED RIVER BANCSHARES, INC.

- Net interest income and NIM FTE increased
  - NIM FTE improved 14 bps
  - Net interest income increased $1.2 million or 4.9%
- Steady loan growth
- Slight decrease in deposits and assets
- Solid liquidity
- Good asset quality
- No borrowings, brokered deposits, or internet-sourced deposits
- Quarterly cash dividend per share of $0.12
- Completed significant private stock repurchase transaction and had public stock repurchase activity
- Changed credit card program provider to match debit card program provider

(dollars in thousands, except per share data)		2Q25		1Q25		2Q24
Net Income	$	10,196	$	10,352	$	7,987
EPS, Diluted	$	1.51	$	1.52	$	1.16
Book Value Per Share	$	50.23	$	49.18	$	44.58
Tangible Book Value Per Share[1]	$	50.00	$	48.95	$	44.35
Realized Book Value Per Share[1]	$	58.92	$	57.49	$	53.54
Cash Dividends Per Share	$	0.12	$	0.12	$	0.09
ROA		1.30%		1.32%		1.05%
ROE		12.27%		12.85%		10.69%
NIM FTE		3.36%		3.22%		2.92%
Efficiency Ratio		56.87%		55.51%		62.07%
Loans HFI to Deposits		76.09%		74.84%		75.38%
Noninterest-bearing Deposits to Deposits		31.95%		32.08%		32.87%
NPAs to Assets		0.04%		0.16%		0.11%
ACL to Loans HFI		1.04%		1.03%		1.06%
Net Charge-offs to Average Loans		0.00%		0.02%		0.01%
Assets	$	3,168,092	$	3,186,432	$	3,048,528
Loans HFI	$	2,138,580	$	2,114,742	$	2,047,890
Deposits	$	2,810,605	$	2,825,676	$	2,716,646
Stockholders' Equity	$	335,350	$	333,316	$	306,990
Realized Common Equity[1]	$	393,376	$	389,674	$	368,722
Stockholders' Equity to Assets		10.59%		10.46%		10.07%
Tangible Common Equity to Tangible Assets[1]		10.54%		10.42%		10.02%
Total Risk-Based Capital Ratio		18.33%		18.25%		18.01%
Leverage Ratio		12.18%		12.01%		11.74%

[1]Non-GAAP measure. See "Legal Disclosures" on slide 2 and "Non-GAAP Reconciliation" slides in the Appendix for additional information.

21

Balance Sheet 22 As of (dollars in thousands) 6/30/25 3/31/25 6/30/24 Assets Cash and due from banks $ 42,453 $ 36,438 $ 35,035 Interest-bearing deposits in other banks 167,989 215,717 178,038 Securities AFS, at fair value 566,981 566,874 526,890 Securities HTM, at amortized cost 127,305 129,686 136,824 Equity securities, at fair value 2,990 2,981 2,921 Loans HFS 4,711 2,178 3,878 Loans HFI 2,138,580 2,114,742 2,047,890 Allowance for credit losses (22,222) (21,835) (21,627) Other assets 139,305 139,651 138,679 Total Assets $ 3,168,092 $ 3,186,432 $ 3,048,528 Liabilities Noninterest-bearing deposits $ 897,997 $ 906,540 $ 892,942 Interest-bearing deposits 1,912,608 1,919,136 1,823,704 Total Deposits 2,810,605 2,825,676 2,716,646 Other borrowed funds — — — Other accrued expenses and liabilities 22,137 27,440 24,892 Total Liabilities 2,832,742 2,853,116 2,741,538 Stockholders’ Equity Preferred stock, no par value — — — Common stock, no par value 32,896 38,710 44,413 Additional paid-in capital 2,992 2,871 2,590 Retained earnings 357,488 348,093 321,719 AOCI (58,026) (56,358) (61,732) Total Stockholders’ Equity 335,350 333,316 306,990 Total Liabilities and Stockholders’ Equity $ 3,168,092 $ 3,186,432 $ 3,048,528 ■ Loans HFI increased 1.1% to $2.14 billion with steady loan closings and construction commitment fundings ■ Assets decreased 0.6% to $3.17 billion ■ Deposits decreased 0.5% with seasonal outflow for income tax payments ■ Securities remained consistent as we were able to reinvest cash flows into securities with higher yields ■ Completed private repurchase of 100,000 shares of common stock for $5.1 million on May 22, 2025 ■ Repurchased 11,748 shares of common stock under 2025 stock repurchase program for $656,000 ■ $4.3 million of the 2025 stock repurchase program is remaining

2Q25 Selected Income Comparison 23 ■ Interest and dividend income increased primarily due to higher yields on loans and higher average loan balances ■ Interest expense decreased due to lower rates on time deposits and lower balances in interest-bearing transaction deposits ■ SBIC income decreased due to fund value adjustments in 2025 as an SBIC fund enters its wind-down phase. We expect SBIC income to fluctuate in future quarters ■ Data processing expense increased primarily due to 1Q25 benefiting from the receipt of a $447,000 periodic refund from our data processing center ■ Loan and deposit expenses increased primarily due to 1Q25 benefiting from receipt of a $173,000 negotiated, variable rebate from a vendor. 2Q25 was also impacted by higher mortgage loan and collection expenses (dollars in thousands) For the Quarters Ended Variance 6/30/2025 3/31/2025 $ % Total Interest and Dividend Income $ 36,730 $ 35,808 $ 922 2.6% Total Interest Expense 10,911 11,198 (287) (2.6%) Net Interest Income $ 25,819 $ 24,610 $ 1,209 4.9% SBIC Income $ 47 $ 280 $ (233) (83.2%) Data Processing Expense $ 721 $ 288 $ 433 150.3% Loan and Deposit Expenses $ 398 $ 62 $ 336 541.9% Net Income $ 10,196 $ 10,352 $ (156) (1.5%)

Loan Portfolio Overview 24 ■ Loans HFI = $2.14 billion ■ Average loan size excluding credit cards = $262,000 ■ Broad diversification by industry ■ Highest concentration = Health Care at 8.0% ■ Energy exposure at 1.4% ■ Shared National Credits = $35.4 million, or 1.7% of Loans HFI 8.0% 5.8% 4.3% 3.6% 2.6% 1.9% 1.8% 1.5% 1.4% 0.6% Health Care Investor 1-to-4 and Multifamily Construction Retail Trade Hospitality Services Finance & Insurance Public Administration Religious & Other Nonprofit Energy Manufacturing Consumer Tax-Exempt C&D Commercial & Industrial 1-4 Family Residential CRE Average Loan Size $ and Loans HFI % Mix As of June 30, 2025 (dollars in thousands) Largest Industry Concentrations As of June 30, 2025 Non-Owner Occupied CRE $449,601 Owner Occupied CRE $433,985 Commercial C&D $167,555 Residential C&D $26,640 CRE & C&D $ as a % of Loans HFI As of June 30, 2025 (dollars in thousands) 21.0% 20.3% 7.8% 1.3%$12 1.3% $1,552 2.8% $424 9.1% $179 16.3% $226 29.2% $960 41.3%

Health Care Loans 25 Nursing & Residential Care Facilities 4.0% Physician & Dental Practices 3.4% Hospitals 0.6% ■ Largest industry concentration ■ Health Care loans = $171.6 million, or 8.0% of loans HFI ■ Average loan size = $378,000 ■ No shared national credits, real estate investment trusts, or assisted living facilities ■ Skilled nursing care facilities operate under a certificate of need system in Louisiana ■ Nursing facilities are managed by Louisiana-based owner operators Health Care Loans by Subtype % of Loans HFI As of June 30, 2025 Health Care Loans by Category % of Health Care Loans As of June 30, 2025 Commercial Real Estate 60.9% Commercial and Industrial 31.4% Other 7.7%

Commercial Real Estate Loans 26 Retail 33.0% Medical Facilities 13.2% Office - Building 13.1% Office - Warehouse 8.5% Industrial 6.9% Farmland 5.4% Churches 4.9% Car Wash Facilities 4.4% Other 10.6% Owner Occupied CRE by Property Type As of June 30, 2025 Retail 27.9% Nursing Homes 16.2% Office - Building 11.6% Office - Warehouse 10.9% Multifamily Housing 10.2%Hotel/Motel 7.5% Medical Facilities 5.8% Other 9.9% NOO CRE by Property Type As of June 30, 2025 Land Dev - Comm 66.8% Vacant Comm Lot 18.2% Land Dev - Res 9.5%Vacant Res Lot 4.0% Other - Comm 1.3% Other - Res 0.2% C&D by Property Type As of June 30, 2025 ■ CRE = $883.6 million, or 41.3% of loans HFI ■ C&D = $194.2 million, or 9.1% of loans HFI ■ CRE criticized loans = $6.9 million, or 0.8% of total CRE loans and 0.3% of loans HFI ■ No CRE NPLs as of June 30, 2025

CRE - NOO Office Loans 27 Capital $20,823 40.0% Northwest $16,350 31.4% New Orleans $8,193 15.7% Central $4,529 8.7% Northshore $1,093 2.1% Southwest $1,090 2.1% ■ NOO office loans = $52.1 million, or 2.4% of loans HFI ■ Primarily centered in low-rise suburban areas ■ Average size = $964,000 ■ Average loan-to-value for NOO office loans = 51.2% ■ Criticized NOO office loans = $2.5 million, or 4.8% of total NOO office loans NOO Office Loans by Geographic Market As of June 30, 2025 (dollars in thousands) NOO Office Loans by Maturity As of June 30, 2025 (dollars in thousands) Maturing in: $ % of Total 2025 $ 7,340 14.1% 2026 825 1.6% 2027 8,190 15.7% 2028 12,678 24.3% 2029 8,552 16.5% 2030 and beyond 14,493 27.8% Total NOO Offices $ 52,078 100.0%

C&D and CRE Historical Concentrations 28 42% 56% 51% 48% 45% 70% 77% 79% 71% 63% 35% 46% 33% 39% 48% National State RRB 2021 2022 2023 2024 2Q25 216% 234% 242% 240% 234%233% 258% 249% 262% 247% 146% 163% 150% 157% 159% National State RRB 2021 2022 2023 2024 2Q25 1Source: UBPR - National Peer Group 3 and UBPR Louisiana Peer Groups of Louisiana-based banks with asset size between $1.5 billion and $10.0 billion; Ratio: C&D loans to Tier I capital + ACL. 2Source: UBPR - National Peer Group 3 and UBPR Louisiana Peer Groups of Louisiana-based banks with asset size between $1.5 billion and $10.0 billion; Ratio: NOO, multifamily, and CRE loans not secured by real estate to Tier I capital + ACL. C&D Concentration(1) CRE Concentration(2) ■ Low levels of CRE relative to state, regional, and national peers ■ Concentration ratios as a % of risk-based capital are well below bank regulatory guidelines ■ As of 2Q25, RRB CRE Ratio = 159.4% and RRB C&D Ratio = 47.9%

Loans by Market 29 ■ Changing interest rates impacting customer activity ■ Economic uncertainty regarding tariffs and trade rules ■ Robust competition for new loans Central $593,341 Northwest $341,116 Capital $593,223 Southwest $181,986 Northshore $119,228 Acadiana $107,902 New Orleans $201,784 Loans HFI Originated by Geographic Market As of June 30, 2025 (dollars in thousands) Opportunities and Challenges to Future Loans ■ Adding lenders in expansion markets ■ New lender capacity ■ Solid loan pipeline ■ “Normal” yield curve ■ Positive Louisiana economic outlook ■ Expansion in larger Louisiana markets ■ Competitor disruption ■ Expanding operations in Southwest, Acadiana, Northshore, and Capital Markets ■ In the New Orleans Market, opened an LDPO in 2021, and full-service banking centers in 2022 and 2024 Opportunities Challenges 27.7% 8.6% 16.0% 27.7% 5.6% 5.0% 9.4%

Asset Quality 30 ■ NPAs decreased to $1.3 million ■ NPAs to Assets = 0.04% ■ Provision expense totaled $450,000 in 2Q25 ■ ACL to loans HFI = 1.04% ■ Net charge-offs to average loans since Red River Bank’s opening in 1999 = 0.04% 0.11% 0.10% 0.10% 0.16% 0.04% 2Q24 3Q24 4Q24 1Q25 2Q25 (dollars in thousands) 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 NPLs $ 3,209 $ 3,068 $ 3,234 $ 5,063 $ 1,119 NPLs to Loans HFI 0.16% 0.15% 0.16% 0.24% 0.05% NPAs $ 3,209 $ 3,106 $ 3,272 $ 5,188 $ 1,327 NPAs to Assets 0.11% 0.10% 0.10% 0.16% 0.04% Criticized Loans $ 11,018 $ 15,187 $ 14,678 $ 16,501 $ 16,185 CLs to Loans HFI 0.54% 0.74% 0.71% 0.78% 0.76% Provision Expense $ 300 $ 300 $ 300 $ 450 $ 450 ACL to Loans HFI 1.06% 1.06% 1.05% 1.03% 1.04% Net Charge-offs to Average Loans 0.01% 0.00% 0.01% 0.02% 0.00% NPAs / Assets (end of period) Asset Quality Metrics As of and for the quarters ended

Deposits 31 ■ Deposits were $2.81 billion for 2Q25, a decrease of $15.1 million, or 0.5%, compared to 1Q25, due to the seasonal outflow of funds for income tax payments ■ Noninterest-bearing deposits to deposits ratio = 31.95% ■ Loans HFI to deposits ratio = 76.09% ■ Cost of deposits = 1.56% ■ No internet-sourced or brokered deposits Noninterest-bearing DDA 32.0% Interest- bearing DDA 5.5% NOW 14.8% Money Market 20.2% Savings 6.2% Time ≤ $250k 14.5% Time > $250k 6.8% $2,910 $2,799 $2,802 $2,805 $2,811 Noninterest-bearing DDA Interest-bearing DDA NOW Money Market Savings Time ≤ $250k Time > $250k 2021 2022 2023 2024 2Q25 Deposit % Mix As of June 30, 2025 Deposits by Category (end of period) (in millions)

Deposit Characteristics 32 ■ Granular, diversified deposit portfolio and customer base throughout Louisiana ■ Average deposit account size = $28,000 ■ Public entity deposits ■ Relationship-based Louisiana public entities ■ Public entity deposits = $225.0 million, 8.0% of deposits ■ Estimated Uninsured Deposits ■ Estimated uninsured deposits1 = $881.7 million, 31.4% of deposits ■ Estimated uninsured deposits, excluding collateralized public funds2 = $706.2 million, 25.1% of deposits ■ Cash and cash equivalents combined with available borrowing capacity represent 210.8% of estimated uninsured deposits and 263.2% of estimated uninsured deposits, excluding collateralized public funds 1Calculated based on the same methodologies and assumptions used for regulatory reporting purposes. 2Public entity deposits above the FDIC insurance limit are fully collateralized. Deposits by Customer Type % of Deposits As of June 30, 2025 (dollars in millions) Public $225 8.0% Consumer $1,362 48.5% Commercial $1,224 43.5% (dollars in thousands) $ WAR 3Q25 $ 221,394 3.78% 4Q25 217,601 3.63% Total $ 438,995 3.71% Time Deposits Maturing in 2025 As of June 30, 2025

Securities 33 Key Securities Metrics as of June 30, 2025 Securities AFS 2Q25 Activity ■ Securities AFS portfolio at fair value = $567.0 million, net of $61.1 million of unrealized loss ■ Securities HTM portfolio at amortized cost = $127.3 million ■ Unrealized loss on HTM portfolio = $22.4 million ■ 2Q25 yield = 2.71% ■ Effective duration = 4.8 years ■ Securities AFS (fair value) and HTM (amortized cost) pledged as collateral = $222.2 million ■ No investment in subordinated debentures of other financial institutions $667.0 $776.1 $714.3 $684.9 $697.3 MBS AFS Muni AFS U.S. Agency AFS CRA Equity Securities U.S. Treasury AFS MBS HTM U.S. Agency HTM 2021 2022 2023 2024 2Q25 Securities (end of period) (in millions) CRA Equity Securities as of June 30, 2025 ■ Purchased = $31.6 million, yield of 5.21% ■ No sales ■ CRA mutual fund consisting primarily of bonds = $3.0 million

Liquidity and Borrowing Availability 34 21.9% 22.5% 21.7% 22.0% 22.0% 7.0% 7.5% 8.5% 7.9% 6.6% Securities Liquid Assets 2Q24 3Q24 4Q24 1Q25 2Q25 Securities / Assets vs. Liquid Assets1 / Assets (end of period) 1Liquid Assets, as presented, refers to total cash and cash equivalents. Liquidity Borrowing Availability ■ Liquid Assets1 = $210.4 million, or 6.64% of assets, as of June 30, 2025, with $216.4 million average for 2Q25 ■ Estimated cash flows from securities, assuming consistent prepayment rates ■ $50.0 million principal repayments from July 2025 to December 2025, yielding 3.47% ■ $1.65 billion in available borrowing capacity through the following sources: ■ Federal Home Loan Bank = $975.1 million ■ Federal Funds Lines = $100.0 million ■ Federal Reserve Bank Discount Window amounts pledged as collateral: ■ Loans (BIC) = $84.4 million ■ Securities AFS = $37.6 million ■ Securities unencumbered = $451.2 million 1

Capital 35 ■ Well-capitalized position ■ Cash dividends ■ 1Q25 & 2Q25 - Paid a quarterly cash dividend of $0.12 per share, a 33% increase from $0.09 per share in 4Q24 ■ 3Q25 - Announced $0.15 per share cash dividend, a 25% increase from $0.12 per share in 2Q25, payable in September 2025 ■ Stock repurchase activity ■ Includes $58.0 million of net unrealized losses on securities AFS and HTM, 17.3% of capital as of June 30, 2025 ■ Capital priorities ■ Maintain strong capital levels ■ Support organic growth ■ Cash dividends ■ Stock buybacks ■ Acquisitions 18.01% 18.07% 18.13% 18.25% 18.33% 16.99% 17.05% 17.12% 17.25% 17.32% 11.74% 11.90% 11.86% 12.01% 12.18% 10.07% 10.46% 10.15% 10.46% 10.59% Total Risk-Based Capital Tier 1 Risk-Based Capital Leverage Ratio Stockholders' Equity to Assets 2Q24 3Q24 4Q24 1Q25 2Q25 5.00% 10.00% 15.00% 20.00% Capital Ratios (end of period)

Stock Repurchase Activity 36 (dollars in thousands, except per share data) # Shares Average Price per share Total Purchase Amount 2020 2,824 $ 43.20 $ 122 2021 153,553 $ 51.30 $ 7,878 2022 4,465 $ 48.82 $ 218 2023 101,298 $ 49.35 $ 4,999 2024 327,085 $ 50.51 $ 16,522 2025 (as of 8/7/25) 211,748 $ 52.74 $ 11,167 Total 800,973 $ 40,906 ■ 2025 Stock repurchases ■ 11,748 shares purchased for $656,000 under 2025 stock repurchase program, $4.3 million remaining ■ May 2025 - $5.1 million private repurchase of 100,000 shares outside of stock repurchase program ■ August 2025 - $5.3 million private repurchase of 100,000 shares outside of stock repurchase program

Stockholders’ Equity Trends 37 $276.6 $283.4 $282.0 $303.9 $299.3 $307.0 $324.3 $319.7 $333.3 $335.4 2023 2024 2025 Q1 Q2 Q3 Q4 $260.0 $280.0 $300.0 $320.0 $340.0 Total Stockholders’ Equity (dollars in millions) $345.2 $353.1 $359.4 $364.3$362.0 $368.7 $373.9 $380.0 $389.7 $393.4 2023 2024 2025 Q1 Q2 Q3 Q4 $340.0 $360.0 $380.0 $400.0 Realized Stockholders’ Equity1 (dollars in millions) 1Non-GAAP measure. See “Legal Disclosures” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information.

Profitability Trends 38 $32,952 $36,916 $34,879 $34,235 $20,548 Q1 Q2 Q3 Q4 2021 2022 2023 2024 2Q25 Net Income (in thousands) $4.51 $5.13 $4.86 $4.95 $3.03 Q1 Q2 Q3 Q4 2021 2022 2023 2024 2Q25 Earnings Per Share (Diluted) 56.39% 56.60% 59.39% 60.29% 56.20% 2021 2022 2023 2024 2Q25 Efficiency Ratio YTD Return on Average Assets YTD 1.13% 1.18% 1.15% 1.11% 1.31% 2021 2022 2023 2024 2Q25

Net Interest Margin Trend 39 ■ NIM FTE increased 14 bps to 3.36% for 2Q25 ■ Improved yields on securities and loans, combined with lower deposit costs ■ NIM FTE has increased for the past 7 consecutive quarters 5.33% 5.26% 4.65% 4.33% 4.33% 5.21% 5.32% 5.34% 5.41% 5.50% 4.19% 4.26% 4.17% 3.80% 3.65% 2.92% 2.98% 3.09% 3.22% 3.36% 2.20% 2.35% 2.48% 2.59% 2.71% 1.86% 1.95% 1.78% 1.70% 1.71% 1.75% 1.81% 1.71% 1.61% 1.56% Cost Of Deposits Interest-bearing Transaction Deposits Securities NIM FTE Time Deposits Loan Yield Average Effective Federal Funds Rate 2Q24 3Q24 4Q24 1Q25 2Q25 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50%

Net Interest Margin Update

RED RIVER BANCSHARES, INC.

	Average Yield / Rate		Basis Points	
	2Q25	1Q25	Increase (Decrease)	Details
Loans	5.50%	5.41%	9	New/renewed loan rates: 2Q25 7.14%, 1Q25 7.02% Floating rate loans = 18.0% of loans HFI
Securities	2.71%	2.59%	12	Purchased $31.6 million at 5.21%
Total interest-earning assets	4.74%	4.64%	10	
Interest-bearing transaction deposits	1.71%	1.70%	1	Floating rate deposits = 8.9% of interest-bearing transaction deposits
Time deposits	3.65%	3.80%	(15)	New/renewed TD rates: 2Q25 3.66%, 1Q25 3.73%
Cost of deposits	1.56%	1.61%	(5)	
NIM FTE	3.36%	3.22%	14	

NIM Opportunities - July to Dec 2025

- Solid loan pipeline
- Redeploy investment cash flows ($50.0 million yielding 3.47%) into higher yielding assets
- Reprice maturing loans ($112.7 million of fixed rate loans yielding 6.14%) into slightly higher yielding loans
- Reduce transaction deposit rates
- Growth opportunity in new and legacy markets

NIM Challenges

- Uncertainty regarding future interest rate environment
- Uncertainty regarding economic environment, employment rate, tariffs, and trade
- Impact of possible lower interest rate environment
- Competition for new loans and loan pricing challenges
- Deposit rate pressures
- Uncertainty regarding customer deposit activity
- 2H25 maturing time deposits ($439.0 million of maturing deposits with average rate of 3.71%) are anticipated to reprice at fairly consistent rates

Expectations

- Net interest income and net interest margin projected to increase slightly for the remainder of 2025

40

Noninterest Income (2Q25 vs. 1Q25) 41 ■ Noninterest income decreased $554,000 to $4.7 million for 2Q25 ■ Brokerage income decreased $336,000 to $989,000 for 2Q25 due to decreased investing activity by clients ■ Assets under management were $1.19 billion ■ SBIC income decreased $233,000 to $47,000 for 2Q25 due to fund value adjustments as an SBIC fund enters its wind-down phase ■ We expect SBIC income to fluctuate in future quarters Service Charges on Deposit Accounts $1,337 28.3% Debit Card Income, net $1,081 22.9% Brokerage Income $989 21.0% Mortgage Loan Income $567 12.0% Loan and Deposit Income $418 8.9% SBIC Income $47 1.0% Other Income $279 5.9% Noninterest Income For the quarter ended June 30, 2025 (dollars in thousands)

Operating Expenses (2Q25 vs. 1Q25) 42 ■ Operating expenses increased $779,000 to $17.4 million for 2Q25 ■ Data processing expense increased $433,000 to $721,000 for 2Q25 ■ The first quarter of 2025 benefited from the receipt of a $447,000 periodic refund from our data processing center Personnel $10,216 58.8% Occupancy & Equipment $1,753 10.1% Technology $821 4.7% Legal & Professional $612 3.5% Other Taxes $609 3.5% Other Bus Dev Expense $455 2.6% Data Processing $721 4.2% Other Operating $2,180 12.6% Operating Expenses For the quarter ended June 30, 2025 (dollars in thousands) ■ Loan and deposit expenses increased $336,000 to $398,000 for 2Q25 ■ The first quarter of 2025 benefited from the receipt of a $173,000 negotiated, variable rebate from a vendor ■ There was an increase in loan-related expenses due to the timing of mortgage expenses and higher collections expense ■ Personnel expenses increased $193,000 to $10.2 million for 2Q25 ■ Increase was primarily due to annual raises effective April 2025

Strategic Outlook 43 ■ Continue building a strong, Louisiana-based, super-community bank by leveraging existing infrastructure and adding select new locations to support growth ■ Protect and build shareholder value and operate with high performing financial results ■ Maintain disciplined capital management, including dividends each quarter and opportunistic stock repurchases ■ Continue de novo, organic expansion strategy by expanding in newer south Louisiana markets and adding experienced, local bankers ■ Monitor for strategic acquisition opportunities that fit culturally and create long-term value ■ Focus on relationship banking to generate core deposits and maintain a diversified loan portfolio ■ Expand mortgage and brokerage staff in order to increase revenue in newer markets ■ Continue to invest in digital systems and products to improve operating efficiency and customer experience

Summary 44 Solid profitability and increasing NIM Well positioned for the future Well capitalized. Increased cash dividend. Available stock buyback program Diversified loan portfolio with solid asset quality and a good loan pipeline Granular, diversified deposit portfolio Strong liquidity and borrowing capacity

Appendix

Non-GAAP Reconciliation 46 As of (dollars in thousands, except per share data) 6/30/25 3/31/25 6/30/24 Tangible common equity Total stockholders’ equity $ 335,350 $ 333,316 $ 306,990 Adjustments: Intangible assets (1,546) (1,546) (1,546) Total tangible common equity (non-GAAP) $ 333,804 $ 331,770 $ 305,444 Realized common equity Total stockholders’ equity $ 335,350 $ 333,316 $ 306,990 Adjustments: Accumulated other comprehensive (income) loss 58,026 56,358 61,732 Total realized common equity (non-GAAP) $ 393,376 $ 389,674 $ 368,722 Common shares outstanding 6,676,609 6,777,657 6,886,928 Book value per share $ 50.23 $ 49.18 $ 44.58 Tangible book value per share (non-GAAP) $ 50.00 $ 48.95 $ 44.35 Realized book value per share (non-GAAP) $ 58.92 $ 57.49 $ 53.54 Tangible assets Total assets $ 3,168,092 $ 3,186,432 $ 3,048,528 Adjustments: Intangible assets (1,546) (1,546) (1,546) Total tangible assets (non-GAAP) $ 3,166,546 $ 3,184,886 $ 3,046,982 Stockholders’ equity to assets 10.59% 10.46% 10.07% Tangible common equity to tangible assets (non-GAAP) 10.54% 10.42% 10.02%

Non-GAAP Reconciliation (continued) 47 As of (dollars in thousands) 12/31/24 9/30/24 3/31/24 12/31/23 9/30/23 6/30/23 3/31/23 Realized common equity Total stockholders’ equity $ 319,739 $ 324,318 $ 299,314 $ 303,851 $ 281,951 $ 283,372 $ 276,640 Adjustments: Accumulated other comprehensive (income) loss 60,247 49,624 62,700 60,494 77,486 69,693 68,541 Total realized common equity (non-GAAP) $ 379,986 $ 373,942 $ 362,014 $ 364,345 $ 359,437 $ 353,065 $ 345,181